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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

EquiFin, Inc.
Spring Lake, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 20, 2002, relating to the financial statements for the year ended December 31, 2001 of Equifin, Inc. appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP

Woodbridge, New Jersey

February 9, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS